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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                 Date of Report
                 (Date of earliest event reported) July 31, 1999



                               UNIVERSAL MFG. CO.
                               ------------------
             (Exact name of registrant as specified in its charter)



  Nebraska                                                     42-0733240
--------------                  ----------------            ------------------
  (State of                     (Commission file              (IRS Employer
Incorporation)                       Number)                Identification No.)


      405 Diagonal Street, Algona, Iowa                          50511-0190
   ----------------------------------------                      -----------
   (Address of principal executive offices)                      (Zip Code)


          Registrant's telephone number,
               including area code                         (515) 295-3557
                                                           --------------
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

       As a result of various factors, including, but not limited to, business decisions by Ford Motor Company, Universal Mfg. Co.'s distribution operation is experiencing significant growth. Due to the substantial growth, the Board of Directors of Universal Mfg. Co. authorized the organization of a separate limited liability company for purposes of effecting a bifurcation of the manufacturing and distribution operations of Universal Mfg. Co. On June 17, 1999, Universal Mfg. Co. filed Articles of Organization for "Universal Distribution LLC' and the Nebraska Secretary of State's Office issued a Certificate of Organization.

       At the Board of Directors' final quarterly meeting for the fiscal year ended July 31, 1999, the Board approved the Operating Agreement and established Universal Mfg. Co. as the manager of Universal Distribution LLC. Pursuant to the Articles of Organization and the Operating Agreement, Universal Mfg. Co. owns a ninety-nine percent (99%) membership interest and Mr. Donald D. Heupel, President of Universal Mfg. Co., owns the remaining one percent (1%) membership interest.

       In order to capitalize Universal Distribution LLC and to enable the newly organized entity to commence distribution operations, Universal Mfg. Co. will transfer approximately Two Million Seven Hundred Nine Thousand Five Hundred Sixty-Six and 00/100 Dollars ($2,709,566.00) worth of cash and inventory. Title to all other assets, including, without limitation, all land, buildings, machinery and equipment shall remain with Universal Mfg. Co. In exchange for his one percent (1%) membership interest, Mr. Heupel will contribute Twenty Eight Thousand and Ninety-Six and 00/100 Dollars ($28,096.00).

       In June of 1999, Universal Mfg. Co. hired Mr. Steve Nelson for the position Director, Distribution Operations. Mr. Nelson will be based in Des Moines, Iowa. With the growth in its distributions operations, Universal Mfg. Co. determined that it needed a distribution expert to round out its management team. Universal Mfg. Co. announced the addition of Mr. Nelson to its management team through a national press release issued June 11, 1999.

       The above summary is qualified in its entirety by the terms and provisions of the exhibits filed with this Current Report on Form 8-K.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       2.1 File-Stamped copy of the Articles of Organization for Universal Distribution LLC dated June 17, 1999.

       2.2    Operating Agreement for Universal Distribution LLC dated July
31, 1999.

       2.3    Press Release dated June 11, 1999 issued by Universal Mfg. Co.

       99.1   Press Release dated August 10, 1999 issued by Universal Mfg. Co.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       UNIVERSAL MFG. CO.




Date: August 10, 1999.
                                       ------------------------------------
                                       Donald D. Heupel, President

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